As filed with the Securities and Exchange Commission on July 9, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FRESH DEL MONTE PRODUCE INC.

(Exact name of Registrant as Specified in its Charter)

The Cayman Islands	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

c/o Walkers SPV Limited Walker House, 87 Mary Street P.O. Box 908 GT George Town, Grand Cayman, KY1-9002 Cayman Islands (345) 945-3727	c/o Del Monte Fresh Produce Company 241 Sevilla Avenue, Coral Gables, FL 33134 (305) 520-8400
(Address and Telephone Number of Registrant’s Principal Executive Offices)	(Address and Telephone Number of Registrant’s U.S. Executive Offices)

Hani El-Naffy

President and Chief Operating Officer

Fresh Del Monte Produce Inc.

c/o Del Monte Fresh Produce Company

241 Sevilla Avenue, Coral Gables, FL 33134

(305) 520-8400

(Name, Address and Telephone Number of Agent for Service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Offering Price Per Unit/Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, $0.01 par value per share	(1)	(2)
Debt Securities	(1)	(2)

(1)	An indeterminate aggregate initial offering price or number of securities of each identified class being registered as may from time to time be offered at indeterminate prices.

(2)	In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

PROSPECTUS

Fresh Del Monte Produce Inc.

Debt Securities

Ordinary Shares

We may from time to time offer to sell debt securities or ordinary shares, separately or together. Each time securities are sold using this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities offered. You should read this prospectus and the applicable prospectus supplements carefully before you invest.

Investing in our securities involves risks. You should carefully consider the risk factors included in our reports filed with the Securities and Exchange Commission and in the applicable prospectus supplements.

Our ordinary shares are listed on the New York Stock Exchange under the symbol “FDP.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is July 9, 2007

We have not authorized anyone to give any information or make any representation about the offering that is different from, or in addition to, that contained in this prospectus, the related registration statement or any of the materials that we have incorporated by reference into this prospectus. Therefore, if anyone does give you information of this type, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this process, we may offer the securities described in this prospectus from time to time in one or more offerings. The types of securities that we may offer and sell from time to time pursuant to this prospectus are debt securities and our ordinary shares.

Each time we sell securities pursuant to this prospectus, we will describe in a prospectus supplement, which will be delivered with this prospectus, specific information about the offering and the terms of the particular securities offered. In each prospectus supplement we will include the following information, if applicable:

•	the type and amount of securities that we propose to sell;

•	the initial public offering price of the securities;

•	the names of any underwriters or agents to or through which we will sell the securities;

•	any compensation of those underwriters or agents; and

•	information about any securities exchanges or automated quotations systems on which the securities will be listed or traded.

In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

References in this prospectus to the “Company,” “we,” “us” or “our” refer to Fresh Del Monte Produce Inc. and its subsidiaries, unless the context otherwise requires.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future. They are based on management’s assumptions and assessments in the light of past experience and trends, current conditions, expected future developments and other relevant factors. They are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by our forward-looking statements. Our forward-looking statements are also subject to risks and uncertainties, which can affect our performance in both the near- and long-term. These forward-looking statements should be considered in light of the information included in this prospectus, including the information under the heading “Key Information—Risk Factors” in our annual report on Form 20-F for the year ended December 29, 2006.

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THE COMPANY

We are one of the world’s leading vertically integrated producers, marketers and distributors of high-quality fresh and fresh-cut fruit and vegetables, as well as a leading producer and distributor of prepared fruit and vegetables, juices, beverages, snacks and desserts in Europe, Africa and the Middle East. We market our products worldwide under the DEL MONTE® brand, a symbol of product quality, freshness and reliability since 1892. Our global sourcing and logistics network allows us to provide regular delivery of consistently high quality fresh produce, juices, beverages, processed fruit and vegetables and value-added services to our customers.

We source and distribute our products on a global basis. Our products are grown primarily in Central and South America, Africa and the Philippines. Our products are sourced from company-controlled farms and independent growers. We also source products from farms and operating facilities in North America and Europe. At year-end 2006, we transported our fresh produce to markets using our fleet of 23 owned and nine chartered refrigerated vessels, and we operate four port facilities in the United States. We operated 44 global distribution centers, and we market and distribute our products to retail and convenience stores, food clubs, wholesalers, distributors and foodservice operators in more than 90 countries around the world.

We were incorporated as an exempted company with limited liability under the laws of the Cayman Islands in August 1996, and our U.S. executive offices are located at 241 Sevilla Avenue, Coral Gables, Florida 33134. Our telephone number is (305) 520-8400.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for the quarter ended March 30, 2007 and each of the five years in the period ended December 29, 2006 is set forth below. For the purpose of computing these ratios, “earnings” consists of income before provision for income taxes and cumulative effect of a change in accounting principle, plus distributed income of equity investees, plus fixed charges (excluding capitalized interest) less minority interest. “Fixed charges” consists of interest expense (which includes amortization of debt issue costs) capitalized interest and one-third of rental expense which we believe to be a reasonable estimate of an interest factor in our leases.

		Year ended(1)
	Quarter ended March 30, 2007	December 29, 2006	December 30, 2005	December 31, 2004	December 26, 2003	December 27, 2002
Ratio of Earnings to Fixed Charges	5.2	—(2)	4.2	6.5	15.1	10.1

(1)	On December 30, 2006, the first day of our 2007 year, we adopted Financial Accounting Standards Board Staff Position No. AUG AIR-1, “Accounting for Planned Major Maintenance Activities” (“FSP AUG AIR-1”). The consolidated balance sheets and consolidated statements of operations will be adjusted for each of the years in the period ending December 29, 2006 to be presented in our annual report for our 2007 year. We are evaluating the effect of adjusting these prior years as a result of adopting FSP AUG AIR-1, but believe that the effect will not be material to our consolidated financial statements.

(2)	The ratio of earnings to fixed charges was less than 1:1 for the year ended December 29, 2006. To achieve a ratio of earnings to fixed charges of 1:1, we would have had to have generated an additional $148.5 million of earnings in that year.

USE OF PROCEEDS

Unless the applicable prospectus supplement indicates otherwise, we intend to use net proceeds from the sale of the securities for general corporate purposes, including to repay outstanding indebtedness if so specified in the accompanying prospectus supplement. We may temporarily invest funds that are not immediately needed for these purposes in short-term marketable securities.

DESCRIPTION OF DEBT SECURITIES

We will set forth in the applicable prospectus supplement a description of any debt securities that may be offered pursuant to this prospectus.

DESCRIPTION OF SHARE CAPITAL

The following summary description of our share capital and certain significant provisions of our amended and restated memorandum and articles of association, which we refer to as our charter, and any reference to Cayman Islands law is not complete and is subject to, and qualified in its entirety by reference to, the charter, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

Ordinary Shares

Our charter authorizes us to issue an aggregate of 200,000,000 ordinary shares with a par value of $0.01 per share. Of those 200,000,000 authorized ordinary shares, we had 57,809,834 shares issued and outstanding as of June 29, 2007. We may not call for any further capital from any holder of ordinary shares purchased in an offering. Under Cayman Islands law, non-residents of the Cayman Islands may freely hold, vote and transfer ordinary shares, subject to the provisions of the Companies Law (As Revised) and our charter. No Cayman Islands laws or regulations restrict the export or import of capital, or affect the payment of dividends to non-resident holders of ordinary shares.

Some provisions of our charter may have the effect of delaying, deterring or preventing a change in control not approved by our board of directors.

Dividends

The holders of the ordinary shares are entitled to receive, when, and if declared out of legally available funds, dividends in cash, shares or other property. We may in a general meeting declare dividends but no dividend shall exceed the amount recommended by the directors. The directors may from time to time pay to the shareholders such interim dividends as appear to the directors to be justified from our profits. Subject to the rights of any persons entitled to shares with special rights to dividends, dividends declared on the ordinary shares will be paid ratably in proportion to the number of ordinary shares held by the holders of the ordinary shares.

Liquidation

In the case of our voluntary or involuntary liquidation, dissolution or winding-up, after payment of our creditors, our remaining assets and funds available for distribution will be divided among our shareholders and any distribution to the holders of ordinary shares will be paid ratably to the holders of the ordinary shares, subject to the rights of any preference shareholders.

Voting

Except as provided by statute or our charter, holders of the ordinary shares have the sole right and power to vote on all matters on which a vote of our shareholders is to be taken. At every meeting of the shareholders, each holder of the ordinary shares present in person or by proxy is entitled to cast one vote for each ordinary share standing in his or her name as of the record date for the vote.

Directors

The holders of the ordinary shares are entitled, at any general meeting called for such purpose, by a majority vote of those present and entitled to vote thereon, voting as a single class, to elect and remove directors to and from our board of directors.

Preferred Shares

Our charter authorizes the issue of 50,000,000 preferred shares with a par value of $0.01 per share. Our board of directors may, from time to time, direct the allotment and disposal of preferred shares and may, at the time of issue, determine the rights, privileges and preferences of such shares. Satisfaction of any dividend preferences of outstanding preferred shares would reduce the amount of funds available for the payment of dividends on ordinary shares. Holders of preferred shares may be entitled to receive a preference payment in the event of our liquidation, dissolution or winding-up before any payment is made to the holders of ordinary shares. Holders of preferred shares may also be granted special voting rights. In some circumstances, the issue of preferred shares may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. There are currently no preferred shares outstanding.

Selected Provisions of our Charter

Our charter provides for our board of directors to be divided into three classes, as nearly equal in number as possible, serving staggered terms. Approximately one-third of the board of directors will be elected each year. The provision for a classified board could prevent a party who acquires control of a majority of the outstanding voting shares from obtaining control of the board of directors until the second annual shareholders’ meeting following the date the acquiror obtains the controlling share interest. The classified board provision may have the effect of discouraging a potential acquiror from making an unsolicited tender offer or otherwise attempting to obtain control of us and to increase the likelihood that incumbent directors will retain their positions.

Our charter provides that shareholder action can be taken only at a general meeting of shareholders and cannot be taken by written consent in lieu of a meeting. Our charter provides that, except as otherwise required by law, general meetings of the shareholders may only be called pursuant to a resolution adopted by a majority of the board of directors or by the chairman of the board. Shareholders will not be permitted to call a general meeting or to require the board of directors to call a general meeting.

Our charter establishes an advance notice procedure for shareholder proposals to be brought before a general meeting of our shareholders, including proposed nominations of persons for election to the board of directors.

Shareholders at a general meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting (i) by or at the direction of the board of directors, or (ii) by a shareholder who was a shareholder of record on the record date for the meeting and who has given the directors timely written notice, in proper form, of the shareholder’s intention to bring that business before the meeting. Our charter does not give the board of directors the power to approve or disapprove shareholder nominations of candidates or proposals regarding other business to be conducted at a general meeting. Our charter, however, may have the effect of precluding the conduct of some business at a meeting if the proper procedures are not followed. Our charter may also discourage or deter a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Under Cayman Islands law, the affirmative vote of holders of at least two-thirds of the total votes eligible and actually cast at our general meeting is required to amend, alter, change or repeal provisions of our charter. This requirement of a special resolution to approve amendments to our charter could enable a minority of our shareholders to exercise veto power over any amendment to our charter.

Limitations on Liability and Indemnification of Officers and Directors

Our charter limits the liability of directors and provides that we will indemnify our directors and officers, in each case, as permitted by Cayman Islands law.

PLAN OF DISTRIBUTION

We may sell the offered securities:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a number of direct sales or auctions performed by utilizing the Internet or a bidding or ordering system.

We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act of 1933. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement.

If we use underwriters in the sale, such underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased. The underwriters may change from time to time any initial public offering price and any discounts or concession allowed or re-allowed or paid to dealers.

We may sell offered securities through agents designated by us. Unless indicated in the prospectus supplement, any agents will agree to use their reasonable best efforts to solicit purchases for the period of their appointment.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of ordinary shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of ordinary shares. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.

Each series of debt securities will be a new issue of securities with no established trading market. Underwriters and agents may from time to time purchase and sell the debt securities described in the relevant prospectus supplement in the secondary market, but are not obligated to do so. No assurance can be given that there will be a secondary market for any debt securities we may offer or liquidity in the secondary market if one develops. From time to time, underwriters and dealers may make a market in the debt securities.

In order to facilitate the offering of the securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities, the underwriters may bid for, and purchase, the securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

EXPENSES OF THE ISSUE

The following table sets forth approximate amounts of the fees and expenses payable by us in connection with the distribution of the securities registered. In addition to these fees and expenses, we will pay SEC registration fees on the securities we offer at rates prevailing at the time of offering.

Amount to be paid
Accounting fees and expenses	$100,000
Legal fees and expenses	200,000
Printing and engraving expenses	30,000
Miscellaneous	70,000

Total	$400,000

VALIDITY OF SECURITIES

Walkers, our Cayman Islands counsel, will pass upon the validity of the ordinary shares for us. Cleary Gottlieb Steen & Hamilton LLP, our New York counsel, will pass upon the validity of our debt securities and may rely, without independent investigation, upon Walkers with respect to matters governed by Cayman Islands law.

EXPERTS

The consolidated financial statements of Fresh Del Monte Produce Inc. included in Fresh Del Monte Produce Inc.’s annual report on Form 20-F for the year ended December 29, 2006 (including the schedule appearing therein), and Fresh Del Monte Produce Inc.’s management’s assessment of the effectiveness of internal control over financial reporting as of December 29, 2006 incorporated by reference herein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference herein. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC on Form F-3 under the Securities Act of 1933 relating to the securities offered by this prospectus. This prospectus, which is a part of that registration statement, does not contain all of the information set forth in the registration statement. For more information with respect to our company and the securities offered by this prospectus, you should refer to the registration statement and to the exhibits filed with it. Statements contained or incorporated by reference in this prospectus regarding the contents of any contract or other document are not necessarily complete, and, where the contract or other document is an exhibit to the registration statement or incorporated or deemed to be incorporated by reference, each of these statements is qualified in all respects by the provisions of the actual contract or other document.

We file reports, including annual reports on Form 20-F, and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers. You may read and copy any reports, statements or other information on file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC filings are also available to the public from commercial document retrieval services. These filings are also available at the Internet website maintained by the SEC at http://www.sec.gov and may also be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about us and our financial condition.

•	Our annual report on Form 20-F for the year ended December 29, 2006;

•	Our report on Form 6-K filed on March 29, 2007; and

•	Our report on Form 6-K filed on May 4, 2007.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 from the date of this prospectus to the end of the offering of the securities. These documents include our annual reports on Form 20-F and reports on Form 6-K that are identified in those forms as being incorporated into this prospectus and that are filed after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus.

As noted elsewhere in this prospectus, on December 30, 2006, the first day of our 2007 year, we adopted FSP AUG AIR-1. The consolidated balance sheets and consolidated statements of operations will be adjusted for each of the years in the period ending December 29, 2006 to be presented in our annual report for our 2007 year. We are evaluating the effect of adjusting these prior years as a result of adopting FSP AUG AIR-1, but believe that the effect will not be material to our consolidated financial statements.

You may obtain copies of any of these filings through the Company as described below, through the SEC or through the SEC’s Internet website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing or by telephone at:

Fresh Del Monte Produce Inc.

c/o Del Monte Fresh Produce Company

241 Sevilla Avenue

Coral Gables, Florida 33134

Attention: Investor Relations

Telephone: (305) 520-8400

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands. Some of our directors and officers live outside the United States. Many of our assets and assets of our officers and directors are located outside the United States. As a result, it may not be possible for you to sue us or our officers or our directors within the United States or to enforce judgments based on the civil liability provisions of the U.S. federal securities laws obtained in U.S. courts against us or our officers or directors. The enforceability of liabilities against us or our officers or directors based solely upon the civil liability provisions of the U.S. federal securities laws in original actions in Cayman Islands courts is uncertain. Judgments of U.S. courts obtained against us or our officers or directors based upon the civil liability provisions of the U.S. federal securities laws may not be enforceable in Cayman Islands courts. There is no treaty between the U.S. and the Cayman Islands which provides for any enforceability. Additionally, some causes of action available under the U.S. federal securities laws may not be allowed in Cayman Islands courts if they are contrary to public policy in the Cayman Islands.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers.

The Companies Law (As Revised) of the Cayman Islands does not set out any specific restrictions on the ability of a company to indemnify officers or directors. However, there is Cayman Islands case law which would indicate that indemnification may be permissible except in the event of fraud or willful default by a director or officer with regard to his/her duties owed to the Company.

Regulation 112 of our charter provides substantially as follows:

(a) Every director (including, for the purposes of this article any alternate director appointed pursuant to the provisions of these articles), and any former director or officer (solely with respect to such former director’s or officer’s term as such) and every managing director, secretary, assistant secretary, or other officer or agent, for the time being and from time to time of the Company and the personal representatives of the same and any individuals who, while a director or officer of the company and at the request of the company, serves or has served as a director, officer, partner or trustee of (i) another corporation, partnership, joint venture or other entity which is a subsidiary of the company, or (ii) a trust or employee benefit plan associated with the business of the company or a subsidiary of the company shall be indemnified and secured harmless out of the assets and funds of the company from and against any claim or liability and all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him in or about the conduct of the company’s business or affairs or in the execution or discharge of his duties, powers, authorities or discretions (including any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former director or officer of the company), including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning the company or its affairs in any court whether in the Cayman Islands or elsewhere. The company shall further have the power, with the approval of the board of directors, to provide such indemnification and advancement of expenses to any employee or agent of the company.

(b) No such director, alternate director, managing director, agent, secretary, assistant secretary or other officer of the company shall be liable (i) for the acts, receipts, neglects, defaults or omissions of any other such director, alternate director, managing director, agent, secretary, assistant secretary or other officer of the company or (ii) by reason of his having joined in any receipt for money not received by him personally or (iii) for any loss on account of defect of title to any property of the company or (iv) on account of the insufficiency of any security in or upon which any money of the company shall be invested or (v) for any loss incurred through any bank, broker or other agent or (vi) for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgment or oversight on his part or (vii) for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities or discretions of his office or in relation thereto, unless the same shall happen through his own dishonesty.

(c) Neither the amendment nor repeal of this regulation, nor the adoption or amendment of any other provision of the memorandum and articles of association of the company inconsistent with this regulation, shall apply to affect in any respect the applicability of this regulation with respect to any act, or circumstance or condition, or failure to act, which occurred prior to such amendment, repeal or adoption.

We also carry liability insurance covering officers and directors.

In connection with an offering of securities, any underwriters or agents participating in the distribution will indemnify our directors and officers in certain circumstances.

Pursuant to our management share option plan, we have agreed to indemnify our directors and officers for actions of such directors and officers relating to the management share option plan, in certain circumstances.

Item 9.	Exhibits.

Exhibit	Description
1.1	Form of Underwriting Agreement*

3.1	Amended and Restated Memorandum of Association of Fresh Del Monte Produce Inc. (incorporated by reference from Exhibit 3.6 to our Registration Statement on Form F-1 (File No. 333-7708))

3.2	Amended and Restated Articles of Association of Fresh Del Monte Produce Inc. (incorporated by reference from Exhibit 3.7 to our Registration Statement on Form F-1 (File No. 333-7708))

3.3	Specimen Certificate of ordinary shares of Fresh Del Monte Produce Inc. (incorporated by reference from Exhibit 4.1 to our Registration Statement on Form F-1 (File No. 333-7708))

4.1	Form of Indenture, including the form of security, for the issuance of debt securities*

5.1	Opinion of Walkers, our Cayman Islands counsel, as to the validity of the ordinary shares being registered (filed herewith)

5.2	Opinion of Cleary Gottlieb Steen & Hamilton LLP, our New York counsel, as to the validity of the debt securities being registered*

12	Statement of Computation of Fresh Del Monte Produce Inc.’s Ratio of Earnings to Fixed Charges (filed herewith)

23.1	Consent of Ernst & Young LLP (filed herewith)

23.2	Consent of Walkers (contained in the opinion filed as Exhibit 5.1 to this registration statement)

24	Powers of Attorney (included in the signature page of this registration statement)

25	Form T-1 Statement of Eligibility and Qualification*

*	To be filed by amendment or incorporated by reference. Fresh Del Monte Produce Inc. will file as an exhibit to a report on Form 6-K that is incorporated by reference into this registration statement any related form of underwriting agreement or indenture used in the future and not previously filed by means of an amendment or incorporated by reference.

Item 10.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section (10)(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coral Gables, State of Florida, on July 9, 2007.

FRESH DEL MONTE PRODUCE INC.

By:	/s/ Hani El-Naffy
Hani El-Naffy
President, Director and Chief Operating Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Fresh Del Monte Produce Inc., hereby severally and individually constitute and appoint Mohammad Abu-Ghazaleh and Hani El-Naffy and each of them, the true and lawful attorneys-in-fact and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) (i) any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents or instruments necessary or advisable in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, each of said attorneys-in-fact and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in and about the premises, as fully to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys-in-fact and agents or each of them to any and all such amendments and instruments.

This power of attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on July 9, 2007 in the capacities indicated.

SIGNATURE	TITLE

/s/ Mohammad Abu-Ghazaleh Mohammad Abu-Ghazaleh	Chairman of the Board, Director and Chief Executive Officer (principal executive officer)

/s/ Hani El-Naffy Hani El-Naffy	President, Director and Chief Operating Officer

/s/ John F. Inserra John F. Inserra	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)

/s/ Amir Abu-Ghazaleh Amir Abu-Ghazaleh	Director

/s/ Maher Abu-Ghazaleh Maher Abu-Ghazaleh	Director

/s/ Salvatore H. Alfiero Salvatore H. Alfiero	Director

/s/ Michael J. Berthelot Michael J. Berthelot	Director

/s/ Edward L. Boykin Edward L. Boykin	Director

/s/ John H. Dalton John H. Dalton	Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of Fresh Del Monte Produce Inc. in the United States, has signed this registration statement or amendment in the City of Newark, State of Delaware, on the 9 day of July, 2007.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director

Exhibit Index

Exhibit	Description
1.1	Form of Underwriting Agreement*

3.1	Amended and Restated Memorandum of Association of Fresh Del Monte Produce Inc. (incorporated by reference from Exhibit 3.6 to our Registration Statement on Form F-1 (File No. 333-7708))

3.2	Amended and Restated Articles of Association of Fresh Del Monte Produce Inc. (incorporated by reference from Exhibit 3.7 to our Registration Statement on Form F-1 (File No. 333-7708))

3.3	Specimen Certificate of ordinary shares of Fresh Del Monte Produce Inc. (incorporated by reference from Exhibit 4.1 to our Registration Statement on Form F-1 (File No. 333-7708))

4.1	Form of Indenture, including the form of security, for the issuance of debt securities*

5.1	Opinion of Walkers, our Cayman Islands counsel, as to the validity of the ordinary shares being registered (filed herewith)

5.2	Opinion of Cleary Gottlieb Steen & Hamilton LLP, our New York counsel, as to the validity of the debt securities being registered*

12	Statement of Computation of Fresh Del Monte Produce Inc.’s Ratio of Earnings to Fixed Charges (filed herewith)

23.1	Consent of Ernst & Young LLP (filed herewith)

23.2	Consent of Walkers (contained in the opinion filed as Exhibit 5.1 to this registration statement)

24	Powers of Attorney (included in the signature page of this registration statement)

25	Form T-1 Statement of Eligibility and Qualification*

*	To be filed by amendment or incorporated by reference. Fresh Del Monte Produce Inc. will file as an exhibit to a Report on Form 6-K that is incorporated by reference into this registration statement any related form of underwriting agreement or indenture used in the future and not previously filed by means of an amendment or incorporated by reference.